Exhibit 4(f)(15)

Execution Version

CENTERPOINT ENERGY RESOURCES CORP.

(formerly known as NorAm Energy Corp.)

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(successor to JPMorgan Chase Bank, National Association
(formerly Chase Bank of Texas, National Association)),

Trustee

__________________

SUPPLEMENTAL INDENTURE NO. 14

Dated as of January 11, 2011

_________________

$250,000,000
4.50% Senior Notes due 2021
Series A and Series B

$300,000,000
5.85% Senior Notes due 2041
Series A and Series B

CENTERPOINT ENERGY RESOURCES CORP.
(formerly known as NorAm Energy Corp.)

SUPPLEMENTAL INDENTURE NO. 14

$250,000,000
4.50% Senior Notes due 2021
Series A and Series B

$300,000,000
5.85% Senior Notes due 2041
Series A and Series B

SUPPLEMENTAL INDENTURE No. 14, dated as of January 11, 2011, between CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation formerly known as NorAm Energy Corp. (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the “Original Indenture” and, as previously and hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.

The Company has changed its name from “NorAm Energy Corp.” to “CenterPoint Energy Resources Corp.” and all references in the Indenture to the “Company” or “NorAm Energy Corp.” shall be deemed to refer to CenterPoint Energy Resources Corp.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of four new series of Securities to be designated as the “4.50% Senior Notes due 2021, Series A” also referred to as the 4.50% Senior Notes due 2021 (the “2021 Series A Notes”), the “4.50% Senior Notes due 2021, Series B” (the “2021 Series B Notes” and, together with the 2021 Series A Notes, the “2021 Notes”), the “5.85% Senior Notes due 2041, Series A” also referred to as the 5.85% Senior Notes due 2041 (the “2041 Series A Notes”) and the “5.85% Senior Notes due 2041, Series B” (the “2041 Series B Notes” and, together with the 2041 Series A Notes, the “2041 Notes”, such 2041 Notes, together with the 2021 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 14.

Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

ARTICLE ONE

RELATION TO INDENTURE; ADDITIONAL DEFINITIONS

Section 101.    Relation to Indenture.  This Supplemental Indenture No. 14 constitutes an integral part of the Original Indenture.

Section 102.    Additional Definitions.  For all purposes of this Supplemental Indenture  No. 13:

Capitalized terms used herein shall have the meaning specified herein or in the Original Indenture, as the case may be;

“2021 Maturity Date” has the meaning set forth in Section 203 hereof;

“2021 Notes” has the meaning assigned to such term in the third paragraph of the Recitals hereof;

“2021 Series A Notes” has the meaning assigned to such term in the third paragraph of the Recitals hereof;

“2021 Series B Notes” has the meaning assigned to such term in the third paragraph of the Recitals hereof;

“2041 Maturity Date” has the meaning set forth in Section 203 hereof;

“2041 Notes” has the meaning assigned to such term in the third paragraph of the Recitals hereof;

“2041 Series A Notes” has the meaning assigned to such term in the third paragraph of the Recitals hereof;

“2041 Series B Notes” has the meaning assigned to such term in the third paragraph of the Recitals hereof;

“Acquired Entity” has the meaning set forth in Section 303(k) hereof;

“Additional Interest” has the meaning set forth in Section 204(e) hereof;

“Capital Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee;

“Comparable Treasury Yield” has the meaning set forth in Section 402(a) hereof;

“Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Subsidiaries less, without duplication: (a) total current liabilities (excluding indebtedness due within 12 months); (b) all reserves for depreciation and other asset valuation reserves, but excluding reserves for deferred federal income taxes; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock of any Subsidiary, all as reflected in the Company’s most recent audited consolidated balance sheet preceding the date of such determination;

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, as follows:  for payment, registration and transfer of the Securities and for all other communications relating to the Securities: 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention:  Corporate Trust Administration;

“Dealer Managers” means Citigroup Global Markets Inc., Barclays Capital Inc., RBS Securities Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., Scotia Capital (USA) Inc. and UBS Securities LLC, as dealer managers in the exchange offer pursuant to the Offering Memorandum dated January 4, 2011 relating thereto;

“Distribution Compliance Period” means the period which expires immediately after the 40th day following the later of: (a) the commencement of the offering of the Notes to Persons other than “distributors” (as defined in Regulation S) in reliance upon Regulation S and (b) the date of closing of the offering of the Notes;

“Equity Interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature;

“Exchange Offer” means the offer by the Company pursuant to the Registration Rights Agreement to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for 2021 Series B Notes or 2041 Series B Notes, as the case may be, in an aggregate principal amount equal to the aggregate principal amount of the 2021 Series A Notes or 2041 Series A Notes, respectively, constituting Transfer Restricted Securities tendered in such exchange offer by such Holders;

“Exchange Offer Registration Statement” has the meaning assigned to such term in the Registration Rights Agreement;

“Global Notes” has the meaning set forth in Section 208(c) hereof;

“Funded Debt” has the meaning set forth in Section 304 hereof.

“H.15 Statistical Release” has the meaning set forth in Section 402(b) hereof;

The term “indebtedness,” as applied to the Company or any Subsidiary, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by any such corporation, including any and all:  (i) obligations for money borrowed (other than unamortized debt discount or premium); (ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) obligations as lessee under a Capital Lease; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation listed in clause (i), (ii) or (iii) above.  All indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of any such corporation.  All indebtedness for borrowed money incurred by other Persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of the Company or any such Subsidiary, as applicable, but no other contingent obligation of the Company or any such Subsidiary in respect of indebtedness incurred by other Persons shall for any purpose be deemed to be indebtedness of the Company or any such Subsidiary;

“Independent Investment Banker” has the meaning set forth in Section 401(d) hereof;

“Initial Purchasers” means RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., Comerica Securities, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Scotia Capital (USA) Inc., as initial purchasers in the offering of the 2021 Series A Notes and the 2041 Series A Notes pursuant to the Offering Memorandum dated January 4, 2011 relating thereto;

“Interest Payment Date” has the meaning set forth in Section 204(a) hereof;

“Issue Date” has the meaning set forth in Section 204(a) hereof;

“lien” or “liens” have the meanings set forth in Section 303 hereof;

“Long-Term Indebtedness” means, collectively, the Company’s outstanding:  (a) 7.875% Senior Notes due 2013, (b) 5.95% Senior Notes due 2014 and (c) any long-term indebtedness (but excluding for this purpose any long-term indebtedness incurred pursuant to any revolving credit facility, letter of credit facility or other similar bank credit facility) of the Company issued subsequent to the issuance of the Notes and prior to the Termination Date containing covenants substantially similar to the covenants set forth in Sections 303 and 304 hereof, or an event of default substantially similar to the event of default set forth in Section 501(a) hereof, but not containing a provision substantially similar to the provision set forth in Section 305 hereof;

“Make-Whole Premium” has the meaning set forth in Section 401(c) hereof;

“Maturity Date” has the meaning set forth in Section 203 hereof;

“Non-Recourse Debt” means (i) any indebtedness for borrowed money incurred by any Project Finance Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, any project, which indebtedness for borrowed money does not provide for recourse against the Company or any Subsidiary of the Company (other than a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Company or any Subsidiary of the Company (other than Equity Interests in, or the property or assets of, a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) and (ii) any refinancing of such indebtedness for borrowed money that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest or fees) at the time of the refinancing or increase the property subject to any lien securing such indebtedness for borrowed money or otherwise add additional security or support for such indebtedness for borrowed money.

“Non-U.S. Person” has the meaning set forth in Section 208(b);

“Notes” has the meaning set forth in the third paragraph of the Recitals hereof;

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof;

“Performance Guaranty” means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Finance Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other person (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity or other contributions or support to the relevant Project Finance Subsidiary, or (c) performance by a Project Finance Subsidiary of obligations to persons other than the provider of such Non-Recourse Debt.

“Principal Property” means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.  “Principal Property” shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field;

“Project Finance Subsidiary” means any Subsidiary designated by the Company whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which Subsidiary or Person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (z) indebtedness or other obligations of the Company or any Subsidiary or other Persons.  At the time of designation of any Project Finance Subsidiary, the sum of the net book value of the assets of such Subsidiary and the net book value of the assets of all other Project Finance Subsidiaries then existing shall not in the aggregate exceed 10 percent of Consolidated Net Tangible Assets.

“Qualified Institutional Buyer” has the meaning assigned to such term in Rule 144A under the Securities Act;

“Registrable Securities” has the meaning assigned to such term in the Registration Rights Agreement;

“Registration Default” has the meaning assigned to such term in the Registration Rights Agreement;

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 11, 2011, by and among the Company, the Initial Purchasers and the Dealer Managers;

“Regular Record Date” has the meaning set forth in Section 204(b) hereof;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Global Notes” has the meaning set forth in Section 208(b) hereof;

“Remaining Term” has the meaning set forth in Section 402(a) hereof;

“Rule 144A Global Notes” has the meaning set forth in Section 208(a) hereof;

“Rule 144A Information” has the meaning set forth in Section 504 hereof;

“Sale and Leaseback Transaction” means any arrangement entered into by the Company or any Subsidiary with any Person providing for the leasing to the Company or any Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person;

“SEC” means the Securities and Exchange Commission.

“Settlement Date” has the meaning assigned to such term in the Registration Rights Agreement;

“Shelf Registration Statement” has the meaning assigned to such term in the Registration Rights Agreement;

“Significant Subsidiary” means any Subsidiary of the Company, other than a Project Finance Subsidiary, that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, as such regulation is in effect on the date of issuance of the Notes.

“Subsidiary” of any entity means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership, joint venture or other entity or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such entity, by such entity and one or more of its other subsidiaries or by one or more of such entity’s other subsidiaries.

“Termination Date” has the meaning set forth in Section 305.

“Transfer Restricted Securities” means the Registrable Securities under the Registration Rights Agreement;

“Value” with respect to a Sale and Leaseback Transaction has the meaning set forth in Section 303 hereof;

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 14; and

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 14.

ARTICLE TWO

THE SERIES OF SECURITIES

Section 201.   Title of the Securities. The 2021 Series A Notes shall be designated as the “4.50% Senior Notes due 2021, Series A,” and the 2021 Series B Notes shall be designated as the “4.50% Senior Notes due 2021, Series B.”  The 2021 Series A Notes and the 2021 Series B Notes shall be treated for all purposes under the Indenture as a single class or series of Securities.  The 2041 Series A Notes shall be designated as the “5.85% Senior Notes due 2041, Series A,” and the 2041 Series B Notes shall be designated as the “5.85% Senior Notes due 2041, Series B.”  The 2041 Series A Notes and the 2041 Series B Notes shall be treated for all purposes under the Indenture as a single class or series of Securities.

Section 202.   Limitation on Aggregate Principal Amount.  The Trustee shall authenticate and deliver (i) the 2021 Series A Notes for original issue on the Issue Date in the aggregate principal amount of $250,000,000, (ii) the 2021 Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of 2021 Series A Notes, (iii) the 2041 Series A Notes for original issue on the Issue Date in the aggregate principal amount of $300,000,000 and (iv) the 2041 Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of 2041 Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders.  The aggregate principal amount of 2021 Notes and 2041 Notes that may initially be outstanding shall not exceed $250,000,000 and $300,000,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of either series may be increased above such amount by a Board Resolution to such effect.

Section 203.   Stated Maturity.  The Stated Maturity of the 2021 Notes shall be January 15, 2021 (the “2021 Maturity Date”) and the Stated Maturity of the 2041 Notes shall be January 15, 2041 (the “2041 Maturity Date” and, each of the 2021 Maturity Date and the 2041 Maturity Date, a “Maturity Date”).

Section 204.    Interest and Interest Rates.

(a)           The 2021 Notes shall bear interest at the rate of 4.50% per annum and the 2041 Notes shall bear interest at the rate of 5.85% per annum, in each case from and including January 11, 2011 (the “Issue Date”) to, but excluding, the applicable Maturity Date.  Such interest shall be payable semiannually in arrears, on January 15 and July 15, of each year (each such date, an “Interest Payment Date”), commencing July 15, 2011.

(b)           The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the immediately preceding January 1 and July 1, respectively, whether or not such day is a Business Day (each such date, a “Regular Record Date”).  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

(c)           The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

(d)           Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate of 4.50% per annum (to the extent permitted by law), in the case of the 2021 Notes, or 5.85% per annum (to the extent permitted by law), in the case of the 2041 Notes, in each case from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

(e)           The interest rate borne by the Registrable Securities will be increased by 0.25% per annum upon the occurrence of each Registration Default, which rate will increase by an additional 0.25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and will continue until all Registration Defaults have been cured (“Additional Interest”); provided that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed 0.50% per annum; provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Settlement Date (unless the Exchange Offer Registration Statement is reviewed by the SEC, in which case on or prior to the 240th calendar day following the Settlement Date) and the Company shall request Holders of Registrable Securities to provide the information called for by the Registration Rights Agreement for inclusion in the Shelf Registration Statement, the Registrable Securities owned by Holders who do not deliver such information to the Company or who do not provide comments to the Company on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement shall not be entitled to any such Additional Interest for any day after the 225th calendar day following the Settlement Date (unless the Exchange Offer Registration Statement or the Shelf Registration Statement is reviewed by the SEC, in which case for any day after the 285th calendar day following the Settlement Date).  All accrued Additional Interest shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities.  Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease and the interest rate on the Registrable Securities will revert to 4.50% per annum, in the case of the 2021 Notes, or 5.85% per annum, in the case of the 2041 Notes.

Section 205.   Place of Payment.  The Trustee shall initially serve as the Paying Agent for the Notes.  The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee.

Section 206.   Place of Registration or Exchange; Notices and Demands With Respect to the Notes.  The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

Section 207.   Percentage of Principal Amount.  The 2021 Notes and the 2041 Notes shall be initially issued at 99.928% and 99.929%, respectively, of their principal amount plus accrued interest, if any, from January 11, 2011.

Section 208.   Global Notes.

(a)           Notes offered and sold to Qualified Institutional Buyers pursuant to Rule 144A shall be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the “Rule 144A Global Notes”).  The Rule 144A Global Notes shall be deposited on the Issue Date with, or on behalf of, the Depositary.  Interests in a Rule 144A Global Note shall be available for purchase only by Qualified Institutional Buyers.

(b)           Notes offered and sold in offshore transactions to persons other than “U.S. persons,” as defined in Regulation S under the Securities Act (each, a “Non-U.S. Person”) in reliance on Regulation S under the Securities Act shall initially be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the “Regulation S Global Notes”).

(c)           Each of the Rule 144A Global Notes and the Regulation S Global Notes (collectively, the “Global Notes”) shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions.  Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.

(d)           The Depository Trust Company shall initially serve as Depositary with respect to the Global Notes.  Such Global Notes shall bear the legends set forth in the forms of Security attached as Exhibits A and B hereto.

Section 209.   Form of Securities.  The Notes shall be substantially in the form attached as Exhibits A and B hereto.

Section 210.   Securities Registrar.  The Trustee shall initially serve as the Security Registrar for the Notes.

Section 211.   Defeasance and Discharge; Covenant Defeasance.

(a)           Article Fourteen of the Original Indenture, including without limitation, Sections 1402 and 1403 (as modified by Section 211(b) hereof) thereof, shall apply to each series of the Notes.

(b)           Solely with respect to the each series of Notes, the first sentence of Section 1403 of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Article Eight and under any covenants provided pursuant to Section 301(20), 901(2) or 901(7) for the benefit of the Holders of such Securities, including, without limitation, the covenants provided for in Article Three of Supplemental Indenture No. 14 to the Indenture, and (2) the occurrence of any event specified in Sections 501(4) (with respect to Article Eight and to any such covenants provided pursuant to Section 301(20), 901(2) or 901(7)) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”).”

Section 212.   Sinking Fund Obligations.  The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

ARTICLE THREE

ADDITIONAL COVENANTS

Section 301.   Maintenance of Properties.  The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

Section 302.   Payment of Taxes and Other Claims.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 303.   Restrictions on Liens.  The Company shall not pledge, mortgage or hypothecate, or permit to exist, and shall not cause, suffer or permit any Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Company or any Subsidiary, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease)

(collectively, a “lien” or “liens”) upon, any Principal Property or any Equity Interest in any Significant Subsidiary owning any Principal Property, at any time owned by it or a Subsidiary, to secure any indebtedness, without making effective provisions whereby the Notes shall be equally and ratably secured with or prior to any and all such indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this provision shall not apply to or prevent the creation or existence of:

(a)           undetermined or inchoate liens and charges incidental to construction, maintenance, development or operation;

(b)           the lien of taxes and assessments for the then current year;

(c)           the lien of taxes and assessments not at the time delinquent;

(d)           the lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company or such Subsidiary in good faith and by appropriate proceedings;

(e)           any obligations or duties, affecting the property of the Company or such Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

(f)           the liens of any judgments or attachment in an aggregate amount not in excess of $10,000,000, or the lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

(g)           any lien on any property held or used by the Company or a Subsidiary in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, the Company’s or a Subsidiary’s interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures;

(h)           any lien on oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Company or a Subsidiary;

(i)           liens upon any property heretofore or hereafter acquired, constructed or improved, created at the later of the time of acquisition or commercial operation thereof, or within one year thereafter (and accessions and proceeds thereof), to secure all or a portion of the purchase price thereof or the cost of such construction or improvement, or existing thereon at the date of acquisition, whether or not assumed by the Company or a Subsidiary, provided that every such lien shall apply only to the property so acquired or constructed and fixed improvements thereon (and accessions and proceeds thereof);

(j)           any extension, renewal or refunding, in whole or in part, of any lien permitted by subparagraph (i) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded;

(k)           liens upon any property of any entity heretofore or hereafter acquired by any entity that is or becomes a Subsidiary after the date hereof (“Acquired Entity”) provided that every such lien (1) shall either (A) exist prior to the time the Acquired Entity becomes a Subsidiary or (B) be created at the time the Acquired Entity becomes a Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Subsidiary or thereafter acquired by it from sources other than the Company or any other Subsidiary;

(l)           the pledge of current assets, in the ordinary course of business, to secure current liabilities;

(m)           any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements; the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates; mechanics’ or materialmen’s liens, any liens or charges arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

(n)           any lien of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

(o)           any lien created or assumed by the Company or a Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, as amended, for the purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company or a Subsidiary; or

(p)           the pledge or assignment of accounts receivable, or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Company or such Subsidiary or others of goods or merchandise to customers of the Company or such Subsidiary.

In case the Company or any Subsidiary shall propose to pledge, mortgage, or hypothecate any Principal Property at any time owned by it to secure any indebtedness, other than as permitted by paragraphs (a) to (p), inclusive, of this Section 303, the Company shall prior thereto give written notice thereof to the Trustee, and the Company shall or shall cause such Subsidiary to, prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed and delivered to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the Notes equally and ratably with, or prior to, such indebtedness.

Notwithstanding the foregoing provisions of this Section 303, the Company or a Subsidiary may issue, assume or guarantee indebtedness secured by a mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other indebtedness of the Company or a Subsidiary secured by a mortgage which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including indebtedness permitted to be secured under subdivisions (a) through (p) above) and the Value of all Sale and Leaseback Transactions in existence at such time (other than any Sale and Leaseback Transaction which, if such Sale and Leaseback Transaction had been a lien, would have been permitted by paragraph (i), (j) or (k) of this Section 303 and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with Section 304) does not at the time of incurrence of such indebtedness exceed 5% of Consolidated Net Tangible Assets.  “Value” means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the fair value, in the opinion of the Board of Directors, of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

For purposes of this Section 303, “Subsidiary” does not include a Project Finance Subsidiary.

Section 304.   Restrictions on Sale and Leaseback Transactions.  The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such Principal Property and either (a) the Company or such Subsidiary would be entitled, pursuant to the provisions of (1) paragraph (i) or (j) of Section 303 or (2) paragraph (k) of Section 303, to incur indebtedness secured by a lien on the Principal Property to be leased without equally and ratably securing the Notes, or (b) the Company shall, and in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount not less than the fair value (as so determined) of such Principal Property (i) to the payment or other retirement of Funded Debt incurred or assumed by the

Company which ranks senior to or pari passu with the Notes or of Funded Debt incurred or assumed by any Subsidiary (other than, in either case, Funded Debt owned by the Company or any Subsidiary), or (ii) to the purchase at not more than fair value (as so determined) of Principal Property (other than the Principal Property involved in such sale).  For this purpose, “Funded Debt” means any indebtedness which by its terms matures at or is extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such indebtedness.

For purposes of this Section 304, “Subsidiary” does not include a Project Finance Subsidiary.

Section 305.   Expiration of Restrictions on Liens and Restrictions on Sale and Leaseback Transactions.  Notwithstanding anything to the contrary herein, on the date (the “Termination Date”) (and continuing thereafter) on which there remains outstanding, in the aggregate, no more than $200,000,000 in principal amount of Long-Term Indebtedness, the covenants of the Company set forth in Sections 303 and 304 hereof shall terminate and the Company shall no longer be subject to the covenants set forth in such Sections.

ARTICLE FOUR

OPTIONAL REDEMPTION OF THE NOTES

Section 401.    Redemption Price.

(a)           The Company shall have the right to redeem the Notes of either series, in whole or in part, at its option at any time from time to time prior to October 15, 2020, in the case of the 2021 Notes (three months prior to the 2021 Maturity Date), or July 15, 2040, in the case of the 2041 Notes (six months prior to the 2041 Maturity Date), at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date plus (iii) the Make-Whole Premium, if any.

(b)           At any time on or after October 15, 2020, in the case of the 2021 Notes, or at any time on or after July 15, 2040, in the case of the 2041 Notes, the Company shall have the right to redeem the Notes of such series, in whole or in part, at its option at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date.

(c)           The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of:  (i) the sum of the present values, calculated as of the Redemption Date, of:  (A) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption Date); and (B) the principal amount that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed at the Maturity Date; over (ii) the principal amount of the Note (or portion thereof) being redeemed.  The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 20 basis points, in the case of each of the 2021 Notes and the 2041 Notes.

(d)           The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC or SunTrust Robinson Humphrey, Inc., or, if such firms are unwilling or unable to make such calculation, by a different independent investment banking institution of national standing appointed by the Company (in any such case, an “Independent Investment Banker”).

Section 402.    Make-Whole Premium Calculation.

(a)           For purposes of determining the Make-Whole Premium, “Comparable Treasury Yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of the Notes to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Comparable Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date.

(b)           The weekly average yields of United States Treasury securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 (519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Comparable Treasury Yield shall be equal to such weekly average yield.  In all other cases, the Comparable Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release).  Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.  If weekly average yields for United States Treasury securities are not available in the H.15 Statistical Release or otherwise, then the Comparable Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

Section 403.    Partial Redemption.  If the Company redeems the Notes of any series in part pursuant to this Article Four, the Trustee shall select the Notes to be redeemed on a pro rata basis or by lot or by such other method that the Trustee in its sole discretion deems fair and appropriate.  The Company shall redeem Notes pursuant to this Article Four in multiples of $1,000 in original principal amount.  A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued upon cancellation of the original Note.

Section 404.    Notice of Optional Redemption.  If the Company elects to exercise its right to redeem all or some of the Notes pursuant to this Article Four, the Company or the Trustee shall mail a notice of such redemption to each Holder of a Note that is to be redeemed not less than 30 days and not more than 60 days before the Redemption Date.  If any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed.

ARTICLE FIVE

RESTRICTIONS ON TRANSFER

Section 501.   Transfer and Exchange.

(a)           Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 305 of the Original Indenture, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

(i)           if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

(ii)           if such Transfer Restricted Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

(iii)           if such Transfer Restricted Securities are being transferred to a Non-U.S. Person pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such transferor (in substantially the form of Exhibits C and D hereto); or

(iv)           if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(b)           Transfer and Exchange of the Notes.

(i)           The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Original Indenture and Article V hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

(ii)           The transfer and exchange of Global Notes or beneficial interests therein for certificated notes (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with Section 305 of the Original Indenture and Article Five hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

Section 502.    Legends.

(a)           Except as provided in this Section 502(a) and as permitted by Sections 502(b) and (c) hereof, each certificate evidencing the Global Notes or certificated notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) other than those offered and sold in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, REPRESENTS THAT IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND AGREES FOR THE BENEFIT OF CENTERPOINT ENERGY RESOURCES CORP. THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO CENTERPOINT ENERGY RESOURCES CORP., (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT CENTERPOINT ENERGY RESOURCES CORP. RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (A) PURSUANT TO CLAUSE (5) ABOVE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO CENTERPOINT ENERGY RESOURCES CORP. AND (B) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO CENTERPOINT ENERGY RESOURCES CORP.

Except as permitted by Sections 502(b) and (c) hereof, each certificate evidencing the Global Notes or certificated notes offered and sold in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE SUPPLEMENTAL INDENTURE ESTABLISHING THE TERMS OF THIS SECURITY), UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT, THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

Each certificate evidencing the Global Notes also shall bear the legend specified for Global Notes in the forms of Note attached hereto as Exhibits A and B.

(b)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the

Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

(i)           in the case of any Transfer Restricted Security represented by a certificated note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated note that does not bear the legend set forth in Section 502(a) hereof and rescind any restriction on the transfer of such Transfer Restricted Security; and

(ii)           in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 502(a) hereof if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

(c)           Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Original Indenture, the Trustee shall authenticate 2021 Series B Notes and 2041 Series B Notes in exchange for 2021 Series A Notes and 2041 Series A Notes, respectively, accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in Section 502(a) hereof and shall not provide for Additional Interest, and the Security Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such 2021 Series A Notes or 2041 Series A Notes, as applicable, (A) is a broker-dealer tendering 2021 Series A Notes or 2041 Series A Notes, as applicable, acquired directly from the Company or an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company for its own account, (B) is a Person who at the time of consummation of the Exchange Offer has an arrangement or understanding with any Person to participate in the “distribution” (within the meaning of the Securities Act) of the 2021 Series B Notes or 2041 Series B Notes, as applicable, (C) is a Person who is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or (D) is a Person who will not be acquiring the 2021 Series B Notes or 2041 Series B Notes, as applicable, in the ordinary course of such Holder’s business.  The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

Section 503.    Registration Rights Agreement.

The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Additional Interest.

Section 504.    Delivery of Certain Information.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Notes, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE SIX

REMEDIES

Section 601.    Additional Event of Default; Acceleration of Maturity.

(a)           Solely with respect to the Notes of each series, Section 501(7) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an “Event of Default” in addition to the other events set forth in Section 501 of the Original Indenture:

“(7)           the default by the Company or any Subsidiary, other than a Project Finance Subsidiary, in the payment, when due, after the expiration of any applicable grace period, of principal of indebtedness for money borrowed, other than Non-Recourse Debt, in the aggregate principal amount then outstanding of $50 million or more, or acceleration of any indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded or such default is not cured within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes of such series written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or such default to be cured and stating that such notice is a “Notice of Default” under the Indenture;”.

(b)           Solely with respect to the Notes of each series, the first paragraph of Section 502 of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to the Notes of either series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes of such series Outstanding may declare the principal amount of all the Notes of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 501(5) or 501(6) with respect to the Notes of such series at the time Outstanding occurs and is continuing, the principal amount of all the

Notes of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.”

Section 602.   Expiration of Additional Event of Default.  Notwithstanding anything to the contrary herein, on the Termination Date (and continuing thereafter), the event of default of the Company set forth in Section 601(a) hereof shall terminate and the Company shall no longer be subject to such event of default.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 701.    The Indenture, as supplemented and amended by this Supplemental Indenture No. 14, is in all respects hereby adopted, ratified and confirmed.

Section 702.    This Supplemental Indenture No. 14 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 703.    THIS SUPPLEMENTAL INDENTURE NO. 14 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 704.    If any provision in this Supplemental Indenture No. 14 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 705.    In case any provision in this Supplemental Indenture No. 14 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 706.    The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the proper authorization or due execution hereof or of the Notes by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 14 to be duly executed, as of the day and year first written above.

CENTERPOINT ENERGY RESOURCES CORP.

By: /s/ Marc Kilbride
Name: Marc Kilbride
Title: Vice President and Treasurer

Attest:

/s/ Richard B. Dauphin
Name: Richard B. Dauphin
Title: Assistant Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
As Trustee

By: /s/ Marcella Burgess
Name: Marcella Burgess
Title: Vice President and Trust Officer

Exhibit A

[FORM OF FACE OF SECURITY]
[Rule 144A Global Note]
[Regulation S Global Note]
[Certificated Note]

[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.]  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to CenterPoint Energy Resources Corp. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CENTERPOINT ENERGY RESOURCES CORP.

4.50% Senior Notes due 2021, Series [A/B]

No. __________	$ __________*
CUSIP No. __________

CENTERPOINT ENERGY RESOURCES CORP., a corporation duly organized and existing under the laws of the State of Delaware formerly known as NorAm Energy Corp. (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars on January 15, 2021, and to pay interest thereon from January 11, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in

* Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this Certificate.

each year, commencing July 15, 2011, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 4.50% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[DELETE THE FOLLOWING LEGEND, IF A REGULATION S GLOBAL NOTE.]  [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, REPRESENTS THAT IT IS A QUALIFIED INSTITUTIONAL BUYER (AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND AGREES FOR THE BENEFIT OF CENTERPOINT ENERGY RESOURCES CORP. THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO CENTERPOINT ENERGY RESOURCES CORP., (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT CENTERPOINT ENERGY RESOURCES CORP. RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (A) PURSUANT TO CLAUSE (5) ABOVE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO CENTERPOINT ENERGY RESOURCES CORP. AND (B) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO CENTERPOINT ENERGY RESOURCES CORP.]

[INSERT REGULATION S LEGEND, IF A REGULATION S GLOBAL NOTE.]  [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE SUPPLEMENTAL INDENTURE ESTABLISHING THE TERMS OF THIS SECURITY), UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT, THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.]

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	CENTERPOINT ENERGY RESOURCES
CORP.

By:
Name:
Title:

Attest:

Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
As Trustee

Date of Authentication:

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
CENTERPOINT ENERGY RESOURCES CORP.

4.50% SENIOR NOTES DUE 2021
SERIES [A/B]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

The Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at any time from time to time prior to October 15, 2020 (three months prior to the 2021 Maturity Date) at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date plus (iii) the Make-Whole Premium, if any.  At any time on or after October 15, 2020, the Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date.

The amount of the Make-Whole Premium with respect to any Security of this Series (or portion thereof) to be redeemed will be equal to the excess, if any, of:  (i) the sum of the present values, calculated as of the Redemption Date, of:  (A) each interest payment that, but for such redemption, would have been payable on the Security of this series (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption Date); and (B) the principal amount that, but for such redemption, would have been payable on the Security of this series (or portion thereof) being redeemed at January 15, 2021; over (ii) the principal amount of the Security of this series (or portion thereof) being redeemed.  The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 20 basis points.

For purposes of determining the Make-Whole Premium, “Comparable Treasury Yield”

means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of the Securities of this series, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Comparable Treasury Yield shall be determined as of the third Business Day immediately preceding the Redemption Date.

The weekly average yields of United States Treasury securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 (519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Comparable Treasury Yield shall be equal to such weekly average yield.  In all other cases, the Comparable Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release).  Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.  If weekly average yields for United States Treasury securities are not available in the H.15 Statistical Release or otherwise, then the Comparable Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By its acceptance of this Security bearing a legend restricting transfer, each Holder of this Security acknowledges the restrictions on transfer of this Security set forth in the Indenture and such legend and agrees that it will transfer this Security only as provided in the Indenture.  In addition to the rights provided to Holders of this Security under the Indenture, Holders shall have all the rights set forth in that certain Registration Rights Agreement, dated as of January 11, 2011, among the Company, the Initial Purchasers and the Dealer Managers, including without limitation the right to receive Additional Interest as described in Section 2.5 thereof.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Schedule A

SCHEDULE OF ADJUSTMENTS

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is _______________.  The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount of Securities	Increase in Aggregate Principal Amount of Securities	Aggregate Principal Amount of Securities Remaining After Such Decrease or Increase	Notation by Security Registrar

Exhibit B

[FORM OF FACE OF SECURITY]
[Rule 144A Global Note]
[Regulation S Global Note]
[Certificated Note]

[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.]  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to CenterPoint Energy Resources Corp. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CENTERPOINT ENERGY RESOURCES CORP.

5.85% Senior Notes due 2041, Series [A/B]

No. __________	$ __________*
CUSIP No. __________

CENTERPOINT ENERGY RESOURCES CORP., a corporation duly organized and existing under the laws of the State of Delaware formerly known as NorAm Energy Corp. (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars on January 15, 2041, and to pay interest thereon from January 11, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in

* Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this Certificate.

each year, commencing July 15, 2011, at the rate of 5.85% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 5.85% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[DELETE THE FOLLOWING LEGEND, IF A REGULATION S GLOBAL NOTE.]  [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, REPRESENTS THAT IT IS A QUALIFIED INSTITUTIONAL BUYER (AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND AGREES FOR THE BENEFIT OF CENTERPOINT ENERGY RESOURCES CORP. THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO CENTERPOINT ENERGY RESOURCES CORP., (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT CENTERPOINT ENERGY RESOURCES CORP. RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (A) PURSUANT TO CLAUSE (5) ABOVE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO CENTERPOINT ENERGY RESOURCES CORP. AND (B) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO CENTERPOINT ENERGY RESOURCES CORP.]

[INSERT REGULATION S LEGEND, IF A REGULATION S GLOBAL NOTE.]  [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE SUPPLEMENTAL INDENTURE ESTABLISHING THE TERMS OF THIS SECURITY), UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT, THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.]

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	CENTERPOINT ENERGY RESOURCES
CORP.

By:
Name:
Title:

Attest:

Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
As Trustee

Date of Authentication:

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
CENTERPOINT ENERGY RESOURCES CORP.

5.85% SENIOR NOTES DUE 2041
SERIES [A/B]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

The Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at any time from time to time prior to July 15, 2040 (six months prior to the 2041 Maturity Date) at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date plus (iii) the Make-Whole Premium, if any.  At any time on or after July 15, 2040, the Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date.

The amount of the Make-Whole Premium with respect to any Security of this Series (or portion thereof) to be redeemed will be equal to the excess, if any, of:  (i) the sum of the present values, calculated as of the Redemption Date, of:  (A) each interest payment that, but for such redemption, would have been payable on the Security of this series (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption Date); and (B) the principal amount that, but for such redemption, would have been payable on the Security of this series (or portion thereof) being redeemed at January 15, 2041; over (ii) the principal amount of the Security of this series (or portion thereof) being redeemed.  The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 20 basis points.

For purposes of determining the Make-Whole Premium, “Comparable Treasury Yield”

means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of the Securities of this series, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Comparable Treasury Yield shall be determined as of the third Business Day immediately preceding the Redemption Date.

The weekly average yields of United States Treasury securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 (519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Comparable Treasury Yield shall be equal to such weekly average yield.  In all other cases, the Comparable Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release).  Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.  If weekly average yields for United States Treasury securities are not available in the H.15 Statistical Release or otherwise, then the Comparable Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

By its acceptance of this Security bearing a legend restricting transfer, each Holder of this Security acknowledges the restrictions on transfer of this Security set forth in the Indenture and such legend and agrees that it will transfer this Security only as provided in the Indenture.  In addition to the rights provided to Holders of this Security under the Indenture, Holders shall have all the rights set forth in that certain Registration Rights Agreement, dated as of January 11, 2011, among the Company, the Initial Purchasers and the Dealer Managers, including without limitation the right to receive Additional Interest as described in Section 2.5 thereof.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Schedule A

SCHEDULE OF ADJUSTMENTS

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is _______________.  The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount of Securities	Increase in Aggregate Principal Amount of Securities	Aggregate Principal Amount of Securities Remaining After Such Decrease or Increase	Notation by Security Registrar

Exhibit C

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

Re:       [4.50% Senior Notes due 2021, Series A,] [5.85% Senior Notes due 2041, Series A,] of CenterPoint Energy Resources Corp. (the "Company")

This Certificate relates to $___________ principal amount of Notes held in *______ book-entry or *______ definitive form by ________________________ (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of February 1, 1998 (as amended or supplemented to date, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

☐           Such Note is being acquired for the Transferor’s own account without transfer.

☐           Such Note is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (together with a certification in substantially the form of Exhibit D to Supplemental Indenture No. 14 to the Indenture).

☐           Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act.

☐           Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

*           Fill in blank or check appropriate box, as applicable.

C-1

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Dated:

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Exhibit D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS PURSUANT TO REGULATION S

 _____________, ____

The Bank of New York Mellon Trust Company, N.A., as Security Registrar
601 Travis, 16th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

In connection with our proposed sale of certain [4.50% Senior Notes due 2021, Series A] [5.85% Senior Notes due 2041, Series A] (the “Notes”), of CenterPoint Energy Resources Corp. (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and we represent that:

(i)           the offer or sale of the Notes was made in an “offshore transaction”;

(ii)           at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(iii)           no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, as applicable;

(iv)           if this transfer of the Note is being made prior to the expiration of the Distribution Compliance Period, this transfer is not being made to, or for the benefit or account of, a U.S. Person (other than a distributor); and

(v)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

D-1

You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

Name of Transferor:

By:
Name:
Title:
Address:

D-2